EXHIBIT - 23

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 333-94727 and 33-60151 of John H. Harland Company on Form S-8 of our report dated January 28, 2000, appearing in this Annual Report on Form 10-K of John H. Harland Company for the year ended December 31, 1999.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Atlanta, Georgia
March 30, 2000

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